SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) July 27,
                            2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of                   I.R.S.
Employer incorporation or organization)              (Identification Number)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02  Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

(d) On July 27, 2005, Kenneth Cole Productions, Inc. (the "Company") announced that Martin E. Franklin was appointed by the Company's Board of Directors to serve as a Director of the Company effective July 27, 2005, for the term expiring on the date of the Company's Annual Meeting in 2006.

Martin E. Franklin, age 40, has served as the Chairman and Chief Executive Officer of Jarden Corporation since September 2001, and Director of FindSVP, Inc. since March 2003 and of Apollo Management, L.P. since April 2004. In addition, Mr. Franklin is a principal and executive officer of a number of private investment entities. Prior to this, Mr. Franklin served as Executive Chairman of Bolle Inc. from July 1997 to February 2000. He also held the position of Chairman and CEO of Lumen Technologies, Inc. (formerly BEC Group, Inc.) from May 1996 to December 1998, and its predecessor, Benson Eyecare Corporation, from October 1992 to May 1996.

Mr. Franklin is currently a member of the Board of Directors of the Jewish Theological Seminary of America and One Family
Fund, and other various charitable organizations.

There was no arrangement or understanding pursuant to which Mr. Franklin was appointed as director, and there are no related party transactions between the Company and Mr. Franklin. It is expected that Mr. Franklin will serve on the Company's Audit Committee.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.



                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: July 27, 2005          By:     /s/ DAVID P.EDELMAN
                              Name:   David P. Edelman
                              Title:  Chief Financial Officer